EXHIBIT 5(A)


                                          March 25, 1998

MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, ND  58506-5650

Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by MDU Resources Group, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), contemplating the issuance and sale, from time to time, of up to 3,400,000 additional shares of its Common Stock, par value $3.33 per share (the "New Stock") and the Preference Share Purchase Rights attached thereto (the "Rights"), of which 1,230,932 shares will be sold by certain selling shareholders and 2,169,068 of which shares will be sold by the Company, it is my opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the state of Delaware and is duly qualified to do business as a foreign corporation in the states of Montana, North Dakota, South Dakota and Wyoming.

          2.    When

               (a) appropriate authorizations by the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming with respect to the issuance and sale by the Company of the New Stock shall have been granted;

               (b) the Company's said Registration Statement on Form S-3 shall have become effective;

               (c) the Company's Board of Directors or a duly authorized committee thereof shall have approved the issuance and sale of the New Stock by the Company; and

               (d) the New Stock shall have been duly issued and delivered by the Company for the consideration set forth in the aforesaid Registration Statement and in accordance with the actions hereinabove mentioned, the New Stock will be validly issued, fully paid and non-assessable.

          3. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.

          I am a member of the North Dakota and Montana Bars and do not hold myself out as an expert on the laws of any other state. Except as set forth in paragraph 2(a) above, my opinions expressed above are limited to the law of the states of North Dakota and Montana, the General Corporation Law of the state of Delaware, and the Federal laws of the United States.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein.

                                    Very truly yours,


                                    /s/ Lester H. Loble, II
                                    -----------------------------
                                    Lester H. Loble, II
                                    General Counsel
                                    and Secretary